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                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated January 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of Template Software, Inc. as of November 30, 1995 and 1996, and for each of the three years in the period ended November 30, 1996. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data".


                                                 /s/  COOPERS & LYBRAND L.L.P.
                                                 -----------------------------
                                                 Coopers & Lybrand L.L.P.


McLean, Virginia
January 27, 1997